December 17, 2020

Q&A ON THE ASSET MANAGEMENT AGREEMENTS WITH AN INVESTMENT
GRADE PUBLIC UTILITY

1.	What was announced?

New Jersey Resources Corporation (NJR) announced its entry into a series of Asset Management Agreements (AMAs) with an investment grade public utility to release certain natural gas transportation contracts of Energy Services in exchange for fees of approximately $500 million payable in cash to Energy Services over 10 years. These transactions secure future cash flows while also furthering our commitment to de-risk the Energy Services segment. The AMAs include a series of permanent and recallable releases commencing in November 2021. NJR will receive approximately $260 million in cash from fiscal 2022 through fiscal 2024 and $34 million per year from fiscal 2025 through fiscal 2031.

We expect the AMAs to generate a meaningful, positive financial benefit for NJR. The cash proceeds associated with the AMAs are another example of the overall value proposition of Energy Services, where periods of outperformance have improved the strength of NJR’s balance sheet. The experience and market knowledge of our team at NJRES made this transaction possible.

2.	How do the AMAs impact the financial growth targets communicated at the Analyst Day?

Performance under the AMAs commences in fiscal year 2022. Therefore, it has no impact on net financial earnings (NFE) or operating cash flows in fiscal year 2021.

We are still evaluating the accounting treatment of this transaction and are not updating our previously issued NFE per share (NFEPS) guidance of $2.05 to $2.15 for fiscal year 2022 at this time. We expect to provide details when we report our first fiscal quarter results in February 2021. Our long-term NFEPS growth guidance of 6 to 10 percent remains unchanged.

The approximately $500 million in cash proceeds from the AMAs were not included in our cash flow from operations (CFFO) estimates provided to investors on November 30, 2020, as part of our Analyst Day[1]. The cash from the transaction will increase NJR’s annual CFFO growth guidance from 20 to 25 percent through fiscal year 2024 and provide flexibility to reinvest in our businesses, including reducing the need for future debt issuances and supporting shareholder distributions.

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[1]	See Slides 5 and 88 of the presentation furnished on Exhibit 99.1 to the Form 8-K filed with the Securities and Exchange Commission on November 30, 2020.

3.	What does this mean for the Energy Services business going forward?

This transaction monetized a portion of the contracted natural gas capacity Energy Services controls, but more importantly it enabled the team to realize significant future value for assets that would normally rely on weather-based market volatility to achieve the same financial outcome, thereby reducing operational risk. Consistent with our strategy shared at our Analyst Day, this transaction results in a more predictable Energy Services business that will generate a higher proportion of fixed cash proceeds.

FORWARD LOOKING STATEMENTS

This investor fact sheet contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended; Section 21E of the Securities Exchange Act of 1934, as amended; and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this investor fact sheet include, but are not limited to, certain statements regarding the arrangement to release natural gas transportation contracts and related fees with an investment grade public utility, NFEPS and operating cash flows for fiscal year 2021, our fiscal year 2022 NFEPS guidance, our long-term NFEPS growth guidance, CFFO growth guidance through fiscal year 2024 and our intended use for the cash generated by the AMAs.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities and Exchange Commission (SEC), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http:.//www.sec.gov. Information included in this investor fact sheet is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

NON-GAAP FINANCIAL INFORMATION

This investor fact sheet includes the non-GAAP financial measure NFEPS. NFE/net financial loss excludes unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services, net of applicable tax adjustments as described below. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJR Clean Energy Ventures (CEV), as such the adjustment is related to tax credits generated by CEV.

Management believes this non-GAAP financial measure is more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP and a full discussion of NJR’s non-GAAP financial measures, can be found in NJR’s 2020 Form 10-K, Item 7. This information has been provided pursuant to the requirements of SEC Regulation G.

ABOUT NEW JERSEY RESOURCES

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

●	New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,500 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex and Burlington counties.

●	Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of over 350 megawatts, providing residential and commercial customers with low-carbon solutions.

●	Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

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Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline Project, as well as our 50 percent equity ownership in the Steckman Ridge natural gas storage facility, and our 20 percent equity interest in the PennEast Pipeline Project.

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Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its more than 1,100 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.